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                                                                      EXHIBIT 22

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                          SUBSIDIARIES OF REGISTRANT

    The following are significant subsidiaries of North American Technologies Group, Inc.:

    EET, Inc., a Texas corporation

    Industrial Pipe Fittings, Inc., a Texas corporation

    GAIA Technologies, Inc., a Texas corporation

    North American Environmental Group, Inc., a Delaware corporation

    All subsidiaries conduct their operations in their corporate names.